Exhibit 99.1

Byrna Technologies Announces Preliminary Fiscal Fourth Quarter

Record Revenues of $28.0 Million

Full Year 2024 Revenues of $85.8 Million Are Up More Than 100% From Last Year

ANDOVER, Mass., December 10, 2024 - Byrna Technologies Inc. (“Byrna” or the “Company”) (Nasdaq: BYRN), a technology company, specializing in the development, manufacture, and sale of innovative less-lethal personal security solutions, today announced select preliminary financial results for the fiscal fourth quarter ended November 30, 2024.

Preliminary Fourth Quarter Results

Based on preliminary unaudited results, the Company expects total revenue for the fiscal fourth quarter of 2024 to be $28.0 million, representing a 79% increase compared to $15.6 million in the fiscal fourth quarter of 2023. Full-year revenue is expected to be a record $85.8 million, more than doubling the $42.6 million reported in fiscal year 2023. Launcher production for the fourth quarter in Fort Wayne, Indiana exceeded 55,000 launchers.

The significant year-over-year growth in fourth quarter revenue is primarily attributable to the continued success of Byrna’s marketing strategies, bolstered by traditionally strong holiday sales in November. As a result, Byrna’s e-commerce channels were up $8.9 million over last year, representing 76% of Byrna’s total sales for the quarter. Increased production capacity, which exceeded 55,000 launchers produced in the quarter, allowed the Company to easily meet the growing demand while maintaining adequate inventory levels ahead of what is expected to be a very strong December. International sales were also up $1.0 million year-over-year, including $43,000 of royalty revenue coming from Byrna’s new agreement with Byrna LATAM.

Black Friday and Cyber Monday sales on Byrna.com are not included in the Q4 or full-year 2024 results due to the timing of these dates in relation to the Company’s fiscal year end. Orders taken from Thanksgiving, November 28, 2024, through Cyber Monday, December 2, 2024, will be included in Byrna’s Q1 2025 results.  These orders have already been shipped out to customers, as Byrna’s fulfillment team has expanded and is now able to ship more than 2,000 packages to customers in a single day.

Management Commentary

“This year, we solidified our position as the leader in the personal less-lethal self-defense product category, driving awareness and adoption of Byrna launchers while normalizing the less-lethal personal security market,” said Byrna CEO Bryan Ganz. “We’ve built remarkable momentum, both growing brand awareness and normalizing less-lethal products as a viable alternative to lethal weapons. While we are still in the early innings of Byrna’s growth trajectory, we believe that the continued growth of our Direct-to-Consumer sales, the upcoming launch of several new Byrna-owned retail stores, and the much anticipated release of Byrna’s materially smaller compact launcher next summer underpins Byrna’s enormous growth potential. We’re looking forward to sustaining this momentum through the holiday season and into 2025 as we continue bringing less-lethal alternatives to individuals and law enforcement professionals.”

Preliminary Fiscal Fourth Quarter 2024 Sales Breakdown:

	Q4 2024 vs. Q4 2023
Sales Channel ($ in millions)	Q4 2024	Q4 2023	% Change
Web	$21.3	$12.4	71%
Byrna Dedicated Dealers	$5.4	$3.0	78%
Law Enforcement / Schools / Pvt Security	$0.1	$0.1	(46% )
Retail Stores	$0.3	$0.2	59%
International	$0.9	$(0.1)	N/A
Total Sales	$28.0	$15.6	79%

Conference Call

Byrna plans to report its full financial results for the fiscal fourth quarter and full year 2024 in February, which will be accompanied by a conference call to discuss the results and address questions from investors and analysts. The conference call details will be announced prior to the event.

About Byrna Technologies Inc.

Byrna is a technology company specializing in the development, manufacture, and sale of innovative non-lethal personal security solutions. For more information on the Company, please visit the corporate website here or the Company's investor relations site here. The Company is the manufacturer of the Byrna® SD personal security device, a state-of-the-art handheld CO2 powered launcher designed to provide a non-lethal alternative to a firearm for the consumer, private security, and law enforcement markets. To purchase Byrna products, visit the Company's e-commerce store.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the securities laws. All statements contained in this news release, other than statements of current and historical fact, are forward-looking. Often, but not always, forward-looking statements can be identified by the use of words such as “plans,” “expects,” “intends,” “anticipates,” and “believes” and statements that certain actions, events or results “may,” “could,” “would,” “should,” “might,” “occur,” “be achieved,” or “will be taken.” Forward-looking statements include descriptions of currently occurring matters which may continue in the future. Forward-looking statements in this news release include, but are not limited to, our statements related to preliminary revenue results for the fourth fiscal quarter and fiscal year 2024, the timing of the release of full financial results for the quarter, trends regarding brand recognition and future sales potential, sales during the holiday season and during 2025, and the Company’s plans to open Company-owned retail stores. Forward-looking statements are not, and cannot be, a guarantee of future results or events. Forward-looking statements are based on, among other things, opinions, assumptions, estimates, and analyses that, while considered reasonable by the Company at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies, and other factors that may cause actual results and events to be materially different from those expressed or implied.

Any number of risk factors could affect our actual results and cause them to differ materially from those expressed or implied by the forward-looking statements in this news release, including, but not limited to, disappointing market responses to current or future products or services; prolonged, new, or exacerbated disruption of the Company’s supply chain; the further or prolonged disruption of new product development; production or distribution or delays in entry or penetration of sales channels due to inventory constraints, competitive factors, increased shipping costs or freight interruptions; prototype, parts and material shortages, particularly of parts sourced from limited or sole source providers; determinations by third party controlled distribution channels not to carry or reduce inventory of the Company's products; determinations by advertisers to prohibit marketing of some or all Byrna products; the loss of marketing partners; potential cancellations of existing or future orders including as a result of any fulfillment delays, introduction of competing products, negative publicity, or other factors; product design defects or recalls; litigation, enforcement proceedings or other regulatory or legal developments; changes in consumer or political sentiment affecting product demand; regulatory factors including the impact of commerce and trade laws and regulations; import-export related matters or sanctions or embargos that could affect the Company's supply chain or markets; delays in planned operations related to licensing, registration or permit requirements; and future restrictions on the Company's cash resources, increased costs and other events that could potentially reduce demand for the Company's products or result in order cancellations. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive; accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, (“Risk Factors”) in the Company's most recent Form 10-K, should understand it is impossible to predict or identify all such factors or risks, should not consider the foregoing list, or the risks identified in the Company's SEC filings, to be a complete discussion of all potential risks or uncertainties, and should not place undue reliance on forward-looking information. The Company assumes no obligation to update or revise any forward-looking information, except as required by applicable law.

Investor Contact:

Tom Colton and Alec Wilson
Gateway Group, Inc.
949-574-3860
BYRN@gateway-grp.com